UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2022

LODE-STAR MINING INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53676	47-4347638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Liberty Street, Suite 600 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 234-5443

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets

On January 14, 2022, Lode-Star Mining Inc. (the “Company”) entered into a settlement and termination agreement (the “Settlement Agreement”) with Lode Star Gold, Inc., a private Nevada corporation and the former controlling shareholder of the Company (“LSG”), in order to terminate the mineral option agreement between the parties dated October 4, 2014, as amended on October 31, 2019 (together, the “Option Agreement”).

Pursuant to the Option Agreement, the Company acquired the sole and exclusive option to earn up to an 80% undivided  interest in and to those mineral claims owned by LSG and located in the State of Nevada known as the Goldfield Bonanza Project (the “Property”). On December 11, 2014, the Company acquired a 20% undivided interest in and to the Property by issuing 35,000,000 shares of its common stock to LSG. In order to earn the additional 60% interest in the Property (which was separated into two tranches of 30%), the Company was required to complete certain actions including the following:

•	paying LSG an aggregate of $10 million in cash from the Property’s mineral production proceeds in the form of a NSR royalty;
•	paying LSG all accrued and unpaid penalty payments under the original Option Agreement;
•	repaying to LSG (i) all loans, advances or other payments made by LSG to the Company and (ii) all expenditures on the Property funded by or on behalf of LSG until the date on which certain payments had been completed; and
•	funding all expenditures on the Property until certain payments had been completed.

The Settlement Agreement provides for the immediate termination of the Option Agreement (with the exception of certain standard provisions that will survive according to their terms); the forgiveness by LSG of all amounts owing by the Company to LSG thereunder, which includes approximately $2.224 million in accrued, unpaid penalty and other payments; and the return to LSG of the Company’s 20% undivided interest in and to the Property. The Settlement Agreement also includes a broad mutual release.

Importantly, LSG is not required to surrender any portion of the 35,000,000 shares of the Company’s common stock that LSG previously received in consideration for selling the Company its initial 20% interest in and to the Property.

The foregoing description of the Settlement Agreement includes a summary of all the material provisions but is qualified in its entirety by reference to the complete text of the Settlement Agreement included as Exhibit 10.9 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description
10.9	Settlement and Termination Agreement between the Company and LSG dated January 14, 2022

99.1	Press release, dated January 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2022	LODE-STAR MINING INC.

	By:	/s/ Mark Walmesley
Mark Walmesley
President, Chief Executive Officer, Chief Financial Officer, Director